SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549



FORM 8-K
CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934



Date of Report (Date of earliest event reported): August 11, 2004



SCOTT'S LIQUID GOLD-INC.
(Exact name of Registrant as specified in its charter)

Colorado                 001-13458                84-0920811
(State or other         (Commission           (I.R.S. Employer

jurisdiction of         File Number)          Identification No.)
 incorporation)


4880 Havana Street, Denver, CO             80239

(Address of principal executive offices) (Zip Code)


Registrant's telephone number: (303) 373-4860

Total pages: 6
Exhibit index at: 3

Item 7.      Financial Statements and Exhibits.

(c) 	Exhibits.

	The following exhibit accompanies this Report:


Exhibit No.        Document
      99                 Press Release dated August __, 2004
                         concerning
results of operations.



Item 12.	Results of Operations and Financial Condition.

On August 11, 2004, Scott's Liquid Gold-Inc. announced in a press release its operating results for the second quarter and first six months of 2004. The press release is attached as Exhibit 99.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.



                                   SCOTT'S LIQUID GOLD-INC.
                                   (Registrant)

Date: August 11, 2004              /s/ Jeffry B. Johnson
                                   -------------------------------
                                   By: Jeffry B. Johnson
                                   Chief Financial Officer and
                                    Treasurer


EXHIBIT INDEX

Exhibit
Number         Document

99             Press Release dated August 11, 2004 concerning
                results of operations.



                                                 Exhibit 99

For Immediate Release

SCOTT'S LIQUID GOLD-INC.
ANNOUNCES SECOND QUARTER OPERATING RESULTS

DENVER, Colorado (August 11, 2004) -- Scott's Liquid Gold-Inc.
(OTC BB: "SLGD"), which develops, manufactures and markets household and skin care products, today announced its operating results for the second quarter and first six months of the year 2004.

For the three months ended June 30, 2004, net sales were $5,307,900 compared with net sales of $5,608,000 in the second quarter of the previous year. The Company reported a net loss for the quarter of $275,900, or ($0.03) per share, versus a net loss of $746,500 or ($0.07) per share, in the three months ended June 30, 2003.

Net sales for the six months ended June 30, 2004 totaled $10,516,900, compared with $11,343,700 in 2003. The Company reported a first half 2004 net loss of $626,700, or ($0.06) per share, as compared with a net loss of $1,162,800, or ($0.11) per share, in the six months ended June 30, 2003.

Mark E. Goldstein, Chairman of the Board and Chief Executive Officer of Scott's Liquid Gold-Inc., commented: "During the first half of 2004 the Company experienced a small increase in Scott's Liquid Gold for wood and Touch of Scent air freshener sales but experienced a decrease in our skin are products including the Montagne Jeunesse line of products. The loss was primarily due to slower sales of Montagne Jeunesse in the first half of 2004 versus the same period in 2003."

Scott's Liquid Gold-Inc. develops, manufactures and markets high quality household and consumer products, including Scott's
Liquid Gold wood cleaners/preservatives, Touch of Scent air fresheners, Alpha Hydrox skin care products, and Neoteric Diabetic Skin Care products. Scott's Liquid Gold-Inc. also distributes skin care sachets of Montagne Jeunesse. The Company is headquartered in Denver, Colorado, and its common stock trades on the OTC Bulletin Board under the symbol "SLGD".

Additional information on Scott's Liquid Gold-Inc. and its products can be accessed on the World Wide Web: www.scottsliquidgold.com, www.alphahydrox.com, www.touchofscent.com, and www.neotericdiabetic.com.

This press release may contain "forward-looking" statements within the meaning of U.S. federal securities laws. These statements are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Forward-looking statements and the Company's performance inherently involve risks and uncertainties that could cause actual results to differ from such forward-looking statements. Factors that would cause or contribute to such differences include, but are not limited to, continued acceptance of the Company's products in the marketplace; acceptance in the marketplace of the Company's new product lines; competitive factors; continuation of the Company's distributorship agreement with Montagne Jeunesse; the need for effective advertising of the Company's products; limited resources available for such advertising; new product introductions by others; technological changes; dependence upon third-party vendors and upon sales to major customers; changes in the regulation of the Company's products, including applicable environmental regulations; adverse developments in pending litigation; the loss of any executive officer; and other risks discussed in this release and in the Company's periodic report filings with the Securities and Exchange Commission. By making these forward-looking statements, the Company undertakes no obligation to update these statements for revisions or changes after the date of this release.

For further information, please contact:
Jeffry B. Johnson at (303) 373-4860



SCOTT'S LIQUID GOLD-INC.
& Subsidiaries

CONSOLIDATED STATEMENTS OF OPERATIONS (Unaudited)


                      Quarter ended June 30,   Six months ended June 30,
                      ----------------------   -------------------------
                       2004         2003          2004           2003
                   -----------  -----------   -----------    -----------
Net sales          $ 5,307,900  $ 5,608,000   $10,516,900    $11,343,700

Operating costs
 and expenses:
   Cost of sales     2,970,000     3,063,300     5,720,600     5,921,300
   Advertising         173,400       691,600       637,100     1,500,600
   Selling           1,457,500     1,587,000     2,781,400     3,007,400
   General and
    administrative     950,200       975,700     1,936,700     1,999,700
                   -----------   -----------   -----------   -----------
                     5,551,100     6,317,600    11,075,800    12,429,000
                   -----------   -----------    ----------   -----------

Loss from
 operations           (243,200)     (709,600)     (558,900)   (1,085,300)
Interest income          9,900        18,200        20,500        34,500
Interest expense       (42,600)      (55,100)      (88,300)     (112,000)
                   -----------   -----------   -----------   -----------
                      (275,900)     (746,500)     (626,700)   (1,162,800)
Income tax
 expense (benefit)        -             -             -             -
                   -----------   -----------   -----------   -----------
Net loss           $  (275,900)  $  (746,500)  $  (626,700)  $(1,162,800)
                   ===========   ===========   ===========   ===========

Net loss per common
 share:
   Basic           $     (0.03)  $     (0.07)  $     (0.06)  $     (0.11)
                   ===========   ===========   ===========   ===========
   Diluted         $     (0.03)  $     (0.07)  $     (0.06)  $     (0.11)
                    ===========   ===========   ===========   ===========

Weighted average shares
outstanding:
   Basic            10,361,900    10,153,100    10,359,000    10,153,100
                   ===========   ===========   ===========   ===========
   Diluted          10,361,900    10,153,100    10,359,000    10,153,100
                   ===========   ===========   ===========   ===========